SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HOWELL CORP COM


                    GAMCO INVESTORS, INC.
                                11/15/02           21,500            20.6742
                                11/15/02            6,000            20.6742
                                11/14/02            1,000            20.6900
    					  11/14/02            2,000            20.6900
                                11/13/02            4,500            20.7000
                                11/13/02           15,000            20.7000
                                11/13/02            1,000            20.7000
                  GABELLI SECURITIES, INC.
                         GABELLI ASSOCIATES LTD
                                11/15/02           48,100            20.6742
                                11/14/02            3,500            20.6900
                                11/13/02           11,000            20.6900
                         GAF II
                                11/15/02            1,000            20.6742
                         GABELLI ASSOCIATES FUND
                                11/15/02           36,000            20.6742
                                11/14/02            3,500            20.6900
                                11/13/02            4,000            20.6900
                                11/13/02            4,500            20.7000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.